Exhibit 4.28
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
3 May 2010
The Directors
Sims Metal Management Limited
Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord Street
Botany NSW 2019
Attention: Mr Peter Ricketts
Dear Sirs
Multi-Currency Revolving Floating Rate Cash Advance Facility
We refer to the Letter of Offer dated 13 March 2009 between Sims Metal Management Limited ABN 69 114 838 630 (Sims) and National Australia Bank Limited (Bank) (Agreement).
Terms defined in the Agreement have the same meanings in this letter, unless the context requires a different meaning.
The Bank agrees, subject to Sims’ and the Borrowers’ acceptance of the terms of this letter that, as at the date of this letter, clause 2.1 of the Agreement is varied so that the second column at clause 2.1 is deleted and replaced with:
     A$150,000,000 (as reduced, the Commitment).
     That maximum applies to the Borrowers as a whole and is not a limit applying to each Borrower individually
Furthermore, pursuant to clause 2.7 of the Agreement, the Bank by notice to Sims, extend the Repayment Date of the Facility to 13 March 2012 on the following terms.
1.	[*]

2.	The Margin grid set out in Clause 2.3 of the Agreement is replaced with the following

Total Finance Debt / EBITDA	Margin
[*]	[*]
[*] Confidential Treatment Requested

3.	The Commitment Fee set out in Clause 2.9 of the Agreement is amended to [*] of the applicable Margin.
If Sims and the Borrowers agree to the increase in the Commitment to A$150,000,000 and the extension of the Repayment Date on the terms set out above, kindly acknowledge your acceptance in the place provided below and return to the Bank an executed copy of this letter. If Sims and the Borrowers do not want the increase in the Commitment to A$150,000,000 and the Repayment Date extended as set out in this letter, please notify the Bank within 5 Business Days of the date of this letter; in which event the Commitment will not be increased from its current A$100,000,000 and the Repayment Date will not be extended and the Commitment will be cancelled on the current Repayment Date.
This letter is a Bank Document for the purpose of the Standard Terms. This letter may be signed in any number of counterparts and this has the same effect as if the signature on the counterpart were on a single copy of the letter.
Yours faithfully
Signed by or on behalf of National Australia Bank Limited
Steven Russell
Associate Director
NAB Institutional Banking
Acknowledgement and Acceptance
Sims and each Borrower acknowledge, accept and agree to the terms of this letter by signing below.

EXECUTED by SIMS METAL	)
MANAGEMENT LIMITED in	)
accordance with section 127(1) of the	)
Corporations Act 2001 (Cwlth) by	)
authority of its directors:	)
)
)
)
Signature of director	) )	Signature of director/company secretary*
	)	* delete whichever is not applicable
)

Name of director (block letters)		Name of director/company secretary* (block letters) * delete whichever is not applicable
[*] Confidential Treatment Requested

Signed by
Sims Group Australia Holdings Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Signed by
Sims Group UK Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Signed by
Sims Group UK Holdings Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Signed by
Mirec BV
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
[*] Confidential Treatment Requested

Signed by
Sims Recycling Solutions AB
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Executed by
Sims Group USA Corporation
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Sims Group Global Trade Corporation
by its officer:

Signature of officer

Name of officer (please print)

Executed by
North Carolina Resource Conservation, LLC
by its officer:

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Sims Group USA Holdings Corporation
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Schiabo Larovo Corporation
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Simsmetal East LLC
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Simsmetal West LLC
by its officer:

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Metal Management, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management Alabama, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management Arizona, L.L.C.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management Connecticut, Inc.
by its officer:

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Metal Management Memphis, L.L.C.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management Midwest, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management Mississippi, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management Northeast, Inc.
by its officer:

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Metal Management Ohio, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Management West, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Proler Southwest LP
by its officer:

Signature of officer

Name of officer (please print)

Executed by
Metal Dynamics Detroit LLC
by its officer:

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested